Exhibit 99.1

Asset Purchase Agreement

This Asset Purchase Agreement (the “Agreement”) is dated and effective as of December 16, 2025, by and between Seismic Pharmaceuticals Operations, LLC, a Delaware limited liability company (“Buyer”), Seismic Pharmaceuticals Inc., a Delaware corporation (“Seller”), and Windtree Therapeutics, Inc., a Delaware corporation and parent of Seller (“Parent”).

WHEREAS, Seller wishes to sell, transfer and assign, and Buyer wishes to purchase and acquire, certain assets of Seller on the terms and subject to the condition set forth in this Agreement.

NOW THEREFORE, BE IT RESOLVED, in consideration of the mutual covenants, promises, warranties and other good and valuable consideration set forth herein, and of these presents, the parties hereto agree as follows:

ARTICLE 1

TRANSFER OF ASSETS AND PURCHASE PRICE

1.1    Purchase and Sale.

(a)    On the terms and subject to the conditions set forth herein, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller’s legal right, title and interest, as of the Closing, in, to and under, all of the assets set forth on Schedule A attached hereto (the “Purchased Assets”).

(b)    At Closing, Seller shall deliver all of the Purchased Assets to Buyer, free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, operating or capital leases, charges, encumbrances, and other adverse claims or interest of any kind or nature, and take all such other steps reasonably requested by Buyer to put Buyer in actual possession and operating control of the Assets.

(c)    From and after the Closing, Seller shall retain all of its existing right, title and interest in and to, all of its assets other than the Purchased Assets, including, but not limited to, (a) all cash and cash equivalents; (b) all minute books, stock transfer books, and other documents relating to the organization, maintenance, capitalization, and existence of Seller as a business entity; (c) any insurance policies maintained or previously maintained by Seller; (d) all of Seller’s rights under any contracts, agreements, instruments and arrangements other than the Assumed Contracts; (e) any equity interest or right to acquire any equity interest in any person, including Seller; (f) all claims for refunds of taxes for all periods (or portions thereof) ending prior to the Effective Time; and (g) those specific assets listed on Schedule B (the “Excluded Assets”).

(d)    On the terms and subject to the conditions set forth herein, at the Closing, Buyer shall assume and agrees to discharge or perform when due only the following liabilities, debts, commitments or obligations (“Liabilities”) of Seller (the “Assumed Liabilities”): (i) Seller’s Liabilities arising on or after the Closing under each Assumed Contract (but only to the extent such Liabilities thereunder are required to be performed after the Closing, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default or violation by Seller or Parent on or prior to the Closing); and (ii) Seller’s Liabilities for outstanding payments owed to the vendors listed on Schedule C that were incurred, with respect to each such listed vendor, in connection with the description of services set forth opposite each vendor’s name on Schedule C.

(e)    Notwithstanding anything in this Agreement to the contrary, other than the specific Assumed Liabilities, no other Liabilities of Seller or Parent shall be assumed by or become a Liability of Buyer and shall be retained by Seller or Parent, as applicable, including, but not limited to, (i) any Liabilities related to or arising out of Seller or Parent’s ownership or operation of the Purchased Assets, or any of the other assets or businesses of Seller or Parent (including the ownership or operation of CVie Therapeutics Limited, a Taiwanese entity), prior to the Effective Time, (ii) any product liability claims resulting from the use of the Product prior to the Closing Date, (iii) any Liabilities of Seller or Parent related to payment obligations owed to vendors other than payment obligations owed to the vendors listed on, for the services described on, Schedule C, and (iv) Liabilities arising from any Excluded Assets (the “Excluded Liabilities”).

1.2    Consideration. In consideration of the sale and transfer of the Assets, (i) at the Closing, Buyer will pay, or cause to be paid, to Seller One Hundred and Fifty Thousand Dollars ($150,000.00) (the “Closing Date Cash Payment”), payable to Seller via wire transfer of immediately available funds at the Closing; and (ii) subject to the terms and conditions set forth in Section 1.6 of this Agreement, at the Closing, Buyer will grant to Seller the right to receive the Qualified Financing Contingent Payment (as defined below) (such right to receive such payment subject to the terms and conditions set forth in Section 1.6 of this Agreement). The sum of the Closing Date Cash Payment, the Assumed Liabilities, the Qualified Financing Contingent Payment (if payable) and the Qualified Licensing Payments (as defined below) (if payable), is referred to herein collectively as the “Total Purchase Price”.

1.3    Closing.

(a)    The closing of the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the “Closing”), shall take place on the date hereof via electronic transmittal of executed documents, or on such other date as the Parties may mutually agree in writing. The date on which the Closing takes place is referred to herein as the “Closing Date”. The sale and purchase of the Assets will be effective as of 12:01 a.m. on the Closing Date (the “Effective Time”).

(b)    At the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

(i)    the Closing Date Cash Payment; and

(ii)    an executed instrument of assumption, as may be reasonably necessary to effect Buyer’s assumption of the Assumed Liabilities and the assignment of any Assumed Contract (the “Assignment and Assumption Agreement”).

(c)    At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

(i)    an executed bill of sale or other appropriate document of transfer (in such form and substance as deemed appropriate in Buyer’s sole, reasonable, discretion) transferring the Purchased Assets to Buyer;

(ii)    executed instruments of assignment (in such form(s) and substance as deemed appropriate by Buyer in Buyer’s sole discretion) assigning to Buyer the Transferred Intellectual Property; and

(iii)    an executed Assignment and Assumption Agreement.

1.4    Conveyance Documents; Warranty. Seller and Parent will deliver to Buyer such assignments and other instruments of conveyance and transfer as are necessary or desirable to vest in Buyer all rights, title and interest of Seller in and to the Purchased Assets. Seller and Parent each do hereby covenant and agree that each of them will (a) warrant and defend the sale of the Purchased Assets against all persons or entities claiming or making claim against any or all of the same, and (b) take all steps necessary to put Buyer, its successors or assigns, in actual ownership, possession and operating control of the Assets, free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, operating or capital leases, charges, encumbrances, and other adverse claims or interest of any kind or nature. Each of Seller and Parent hereby acknowledge and agree that it shall be a condition precedent to Buyer’s obligation to consummate Closing that Seller and Parent shall have delivered, or cause to be delivered, to Buyer all executed documentation required to vest ownership in Buyer, and put Buyer in actual possession of and operating control of, the Purchased Assets (including the Transferred Intellectual Property). In the event the foregoing condition precedent has not been satisfied at Closing, with respect to any portion of the Purchased Assets, Buyer may, in its sole discretion, choose to waive such condition precedent to Closing and move forward with consummating the Closing, provided, however, that in such event, Seller and Parent hereby agree and acknowledge that Buyer shall have no obligation to Seller or Parent with respect to the Qualified Financing Contingent Payment or the Qualified Licensing Payments (including Buyer’s obligation to repurchase such Qualified Licensing Payments) until such time as Seller and Parent have completed all actions and documentation necessary to transfer ownership of the Transferred Intellectual Property (including the IP Files) to Buyer.

1.5    Further Cooperation. Seller and Parent will assist Buyer in the prompt and orderly transition of the Purchased Assets to Buyer and will cooperate with Buyer and its representatives and counsel in the preparation of any documents or instruments that may be required in connection with the sale and transfer of the Purchased Assets to Buyer. From time to time, including after the Closing, without further consideration, Seller and Parent will execute and deliver such other instruments of conveyance and transfer and take any such other action as Buyer may request to convey and transfer to, and put Buyer in possession of, the Purchased Assets.

1.6    Qualified Financing Contingent Payment. In the event, and only in the event that, after the Closing, Buyer (or its parent entity, Seismic Pharmaceuticals Holdings, Inc.) completes a financing round resulting in gross cash proceeds to Buyer (or Seismic Pharmaceuticals Holdings, Inc.) of at least ten million dollars ($10,000,000) (such financing, a “Qualified Seismic Financing”), Buyer will pay to Parent, within five (5) business days of the closing of such Qualified Seismic Financing, seven hundred thousand dollars ($700,000) (the “Qualified Financing Contingent Payment”), payable by Buyer to Parent via wire transfer of immediately available funds.

1.7    Qualified Licensing Payments. Following the Closing, in the event the Buyer (or its parent entity, Seismic Pharmaceuticals Holdings, Inc.) enters into any “license-out” agreement or arrangement with any third-party providing for the license to such third-party, by Buyer (or its parent entity), of any of the Transferred Intellectual Property (such license or arrangement, a “Qualifying License”), Buyer hereby agrees to pay to Parent twenty percent (20%) of any milestone payments, royalty payments or similar economic interests (including all global commercial net revenues) paid to Buyer under such Qualifying License (such 20% payment, the “Qualified Licensing Payments”). Notwithstanding the foregoing, upon the occurrence of a Qualified Seismic Financing, Parent shall have the right to require Buyer to buy out such Qualified Licensing Payments obligation from Parent at a purchase price of $1,200,000, payable by Buyer to Parent via wire transfer of immediately available funds (such right of Parent to require Buyer to repurchase the Qualified Licensing Payments, the “Buy-Out Put”). Upon Parent’s exercise of the Buy-Out Put, Parent shall have no further rights to, and Buyer shall have no further obligations to pay Parent, any portion of the economic interests received by Buyer pursuant to the Qualifying License.

1.8    Transfer of the Taiwanese Subsidiary. Promptly after the Closing, Seller and Parent shall take any actions, and execute any documentation, necessary to cause the ownership and control of the Taiwanese Subsidiary to be transferred to Buyer, with such transfer of ownership and control to become effective on, but not before, January 1, 2026.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and Parent hereby represent and warrant to Buyer as follows:

2.1    Existence and Authority. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own the Purchased Assets and carry on its business as presently conducted. Seller has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary corporate action of Seller. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.2    No Conflicts.

(a)    Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions provided for herein, will:

(i)	Conflict with or result in a breach of the articles of incorporation, bylaws or any other organizational document of Seller;

(ii)

Conflict with, result in a breach of, constitute a default or event of default (or an event that would, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of the Purchased Assets is bound;

(iii)	Result in a violation of any permit, authorization or decree or order of any court or other governmental authority applicable to Seller; or

(iv)	Create or impose any lien, claim charge or encumbrance on any of the Purchased Assets.

(b)    No consent, approval or authorization of, or registration or filing with, any third party is required in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby.

2.3    Title to Purchased Assets; Sufficiency of the Purchased Assets. Seller has sole and valid title to all of the Purchased Assets, free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, operating or capital leases, charges, encumbrances, and other adverse claims or interests of any kind or nature. Seller is not party to any contract, agreement or commitment for the sale or disposition of any of the Purchased Assets. None of the Purchased Assets are leased. All of the Purchased Assets are in reasonably good and serviceable operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of the business, and conform in all material respects to all governmental laws, ordinances, codes, rules, regulations, authorizations, licenses, permits, registrations, consents, certificates and approvals (“Laws”) relating to their construction, use and operation. No person other than Seller owns any of the Purchased Assets or any equipment, materials or other tangible assets or properties necessary to the operation of the Assets. Material items of tangible property and assets included in the Purchased Assets are in reasonably good and serviceable operating condition and repair, subject to normal wear and tear have been maintained in accordance with good business practices, are usable in the regular and ordinary course of business and conform in all material respects to all applicable laws, ordinances, codes, rules and regulations, and authorizations relating to their construction, use and operation.

2.4    Assumed Contracts. Seller is not in default under any Assumed Contract.

2.5    Patents. None of the Program Patents has ever been found invalid or unenforceable for any reason in any administrative, arbitration or judicial proceeding. Seller has not received any notice from any source indicating that the Program Patents may be invalid or unenforceable. To the knowledge of Seller, the Program Patents are not subject to any Challenge, none of the Program Patents is invalid or unenforceable, and Seller does not have any knowledge of any facts or circumstance that render any of the Program Patents invalid or unenforceable. To the knowledge of Seller, the list of inventors shown on the face of each of the Program Patents is correct an complete. Seller has not misrepresented, or knowingly failed to disclose, any facts or circumstances in any application for any of the Program Patents that would constitute fraud or a misrepresentation. For purposes of this Section 2.5, “Challenge” means with respect to any Program Patents, to contest the validity or enforceability of any such Program Patents, in whole or in part, in any court, arbitration proceeding or other tribunal in any jurisdiction, including the United States Patent and Trademark Office, the European Patent Office, and the United States International Trade Commission.

2.6    Litigation. Seller is not engaged in or threatened with any litigation or other proceeding which may give rise to any claim against, or dispute involving, any of the Purchased Assets. There are no conditions that would give rise to any such claim or dispute.

2.7    Taxes. All taxes payable by or due from Seller related to or concerning the Purchased Assets have been fully paid, including, without limitation, property taxes. All tax returns, statements, reports and forms required to be filed with any taxing authority with respect to any taxable period ending on or before the Closing, by or on behalf of Seller related to or concerning the Purchased Assets have been or will be filed when due, and all amounts shown due thereon for any taxable period ending on or before the Closing, have been accrued or paid or will be paid on or before such date.

2.8    Compliance with Laws. Seller is and has been in compliance in all respects with all Laws applicable to the Purchased Assets, and no event has occurred and no condition or circumstance exists, that could reasonably be expected (with or without notice or lapse of time) to constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure to comply with any applicable Laws. Seller has not received any notice from any third party or any governmental authority regarding any actual, alleged or potential violation of any Laws related to or concerning the Purchased Assets.

2.9    Brokers. Seller has no liability or obligation to pay any finders, brokers or similar agents any fees or commissions with respect to the transactions contemplated under this Agreement.

2.10    Disclosures Complete. None of the statements by Seller contained in this Agreement and the exhibits and schedules attached hereto, nor any written statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which it was made.

ARTICLE 3
    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

3.1    Existence and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to carry on its business as presently conducted. Buyer has all requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary limited liability company action of Buyer. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.2    No Conflicts.

(a)    Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions provided for herein, will:

(i)	Conflict with or result in a breach of the organizational documents of Buyer; or

(ii)	Result in a violation of any permit, authorization or decree or order of any court or other governmental authority applicable to Buyer.

3.3    Brokers. Buyer has no liability or obligation to pay any finders, brokers or similar agents any fees or commissions with respect to the transactions contemplated under this Agreement.

ARTICLE 4

COVENANTS

4.1    Right to Enforce Covenants in Prior APA. With respect to any covenants made by Parent for the benefit of Seller in that certain Asset Purchase Agreement, dated October 27, 2025, by and between Parent and Seller (the “Prior APA”), to the extent such covenants relate to the Purchased Assets hereunder (such covenants, the “Prior Covenants”), Seller hereby assigns to Buyer the right to enforce such Prior Covenants; and Parent hereby agrees and acknowledges that such Prior Covenants are incorporated herein to this Agreement to the extent they relate to the Purchased Assets being transferred to Buyer under this Agreement and agrees and acknowledges that Buyer shall have the right to enforce such Prior Covenants on behalf of Seller.

4.2    Change of Name. After the Closing, neither Seller nor Parent nor any of their affiliates shall use the name “Seismic” in the operation of their businesses or otherwise. No later than 30 days following the Closing, Seller shall provide evidence to Buyer that Seller’s entity name has been amended in its organizational documents to not include the name “Seismic” or any variation thereof.

4.3    Transfer of Purchased Assets and IP Files.

(a)    To the extent not transferred on the Closing Date, Seller shall promptly but no later than three (3) business days after the Closing Date notify its patent and trademark counsel that the Transferred Intellectual Property is owned by Buyer and instruct such counsel to cooperate in the transfer of the Transferred Intellectual Property and the IP Files to Buyer or its designated counsel.

(b)    In furtherance of Seller’s obligations to deliver the Purchased Assets:

(i)    Within five (5) days after the Closing Date, Seller shall transfer to Buyer, at Seller’s expense, both electronic copies and hard copies (to the extent hard copies exist as of the Closing Date) of any and all documents that constitute Purchased Assets, including the Assumed Contracts and all Program Know-How (as such term is defined in the Prior APA);

(ii)    On or promptly after the Closing, Seller shall ship the Inventory included in the Purchased Assets to Buyer at such address as Buyer specifies in writing to Seller, at Seller’s expense for shipping and handling costs; and

(iii)    To the extent that any of the Purchased Assets are not transferred to Buyer pursuant to this Section 4.3 or any of the other terms and conditions set forth in this Agreement, Seller shall promptly, but no later than three (3) business days after Buyer’s request, transfer or otherwise put Seller into possession of such Purchased Assets.

4.4    Confidentiality. Except as otherwise provided herein, from and after the Closing, each of Seller and Parent shall treat and hold as confidential, and not disclose to any person or third-party, any of the Confidential Information, in each case by using the same degree of care it uses to protect proprietary information of its own. Except to the extent required by applicable law, each of Seller and Parent shall, and shall cause its representatives and affiliates to, treat and hold as confidential, and not disclose to any person or third-party, information related to the discussions and negotiations between the parties hereto regarding, or provided in connections with, this Agreement and the transactions contemplated hereunder. The parties hereto agree and acknowledge that the confidentiality obligations set forth herein shall not extend to (i) any information which was in, or comes into, the public domain through no breach of this Agreement by Seller or Parent, or (ii) any information which becomes lawfully obtained by Seller or Parent from a source other than Buyer so long as the source of such information is not known by Seller or Parent at the time of disclosure to owe an obligation of confidentiality to Buyer. In addition, no party hereto shall be prohibited from disclosing any portion of the Confidential Information (i) that such party is required to disclose by judicial or administrative process or (ii) in connection with the enforcement of any right or remedy relating to this Agreement and the transactions contemplated hereunder. For purposes of this Section 4.4, “Confidential Information” means any and all non-public, proprietary or confidential data, results, know-how, trade secrets, practices, techniques, methods, processes, inventions, assays, invention disclosures, discoveries, developments, specifications, formulations, formulae, materials, compositions of matter, study data or test data, analytical and quality control data, stability data, manufacturing data and descriptions, all reports or documents containing or analyzing any of the foregoing, and any other non-public, proprietary or confidential information (whether business, financial, commercial, medical, research and development, human resources, audit related, scientific, clinical, regulatory or otherwise) to the extent primarily relating to the Purchased Assets that is not generally known or available to third parties who could derive economic value from its use or disclosure, including confidential research and development information, intellectual property information, business methods, strategies and processes, manufacturing methods and processes, development methods and processes, information pertaining to suppliers and vendors, cost data, financial information, and information about prospective customers or prospective products or services.

ARTICLE 5

INDEMNIFICATION

5.1    Indemnity by Seller. Seller and Parent will indemnify, defend and hold harmless Buyer and its affiliates, successors and assigns and their respective members, managers, officers, directors, shareholders, employees and agents (collectively, the “Buyer Indemnified Persons”) against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including, without limitation, reasonable attorneys’, accountants’ and expert witness’ fees, costs and expenses of investigation, and the costs and expenses of enforcing this indemnification (individually a “Loss” and collectively “Losses”) incurred by any such Buyer Indemnified Person arising out of or related to any of the following:

(a)    Any federal, state or local tax liability of Seller arising out of any event or circumstance occurring during, arising out of, or attributable to any period on or before the Closing;

(b)    Any liability or obligation not expressly assumed by Buyer pursuant to this Agreement, including any Excluded Liability;

(c)    Any Liability related to, arising out of or attributable to, in any way, the ownership of or operations of CVie Therapeutics Limited (an entity residing at 11F., No. 36 Songren Rd., Xinyi District Taeipei City 11073 Taiwan) (the “Taiwanese Subsidiary”) prior to the date on which the transfer of the ownership of the Taiwanese Subsidiary to Buyer is effectuated; and

(d)    Any misrepresentation or breach of a representation or warranty by Seller or Parent or non-fulfillment of any agreement or covenant to be performed by Seller or Parent under this Agreement (including any non-fulfillment by Parent of any Prior Covenant as provided for in Section 4.1) or in any writing delivered pursuant to the provisions of this Agreement.

5.2    Indemnity by Buyer. Buyer covenants and agrees that it will indemnify and hold harmless Seller, Parent and each of their respective affiliates, successors and assigns and their respective shareholders, officers, directors, members, managers, employees and agents (collectively, the “Seller Indemnified Persons”), against any and all Losses incurred by any such Seller Indemnified Person arising out of or related to any misrepresentation or breach of a representation or warranty by Buyer or non-fulfillment of any agreement or covenant to be performed by Buyer under this Agreement or in any writing delivered pursuant to the provisions of this Agreement.

5.3    Notice of Indemnity Claim. A party seeking indemnity hereunder (the “Indemnified Party”) will notify the other party (the “Indemnifying Party”) of the Loss in question within a reasonable time after the Indemnified Party becomes aware of the existence of the fact, action or circumstance giving rise to a claim for indemnity (an “Indemnity Event”), but in no event more than thirty (30) days thereafter; provided that the failure so to timely notify will relieve the Indemnifying Party from the obligation to indemnify against the liability respecting such Indemnity Event only to the extent the Indemnifying Party establishes by competent evidence that it is prejudiced thereby. In any case, if any such action will be brought, and the Indemnified Party will notify the Indemnifying Party of the commencement thereof, such Indemnified Party will be entitled to participate in the defense thereof at its own expense. In any situation in which the Indemnified Party is a Buyer Indemnified Person, the Indemnifying Party shall not effect, without the prior written consent of the Indemnified Party, any settlement, compromise or discharge of such action brought against the Indemnified Party.

5.4    Right to Set-Off. Seller and Parent each hereby agree and acknowledge that, in the event Buyer is entitled to any indemnification payment pursuant to this Article 5, Buyer shall have the right, in its sole discretion, to satisfy such indemnification obligation via set-off against any payments owing to Seller or Parent pursuant to the Qualified Financing Contingent Payment or the Qualified Licensing Payments (including any payment obligations of Buyer to Seller or Parent as a result of the exercise of the Buy-Out Put).

ARTICLE 6

GENERAL

6.1    Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (a) on the date of personal delivery to an officer of the other party as set forth below, (b) when sent by email during ordinary business hours to the email address set forth below (and if after ordinary business hours, then will be deemed given at the beginning of the next business day) or (c) when properly deposited for delivery by nationally-recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, on the date that is three (3) days after the date set forth in the records of such delivery service or on the return receipt and addressed as follows, unless and until either of such parties notifies the other party in accordance with this section of a change of address or change of facsimile number:

If to Parent/Seller:

Seismic Pharmaceuticals, Inc.

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

Attn: Legal Services

Email: jlatkin@windtreetx.com

If to Buyer:

Momentum Research, Inc.

50101 Governors Drive

Chapel Hill, NC, 25717

Attention: Gad Cotter

E-mail: gadcotter@momentum-research.com

with a copy (which will not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Attention: Donald R. Reynolds; S. Blake Leger

E-mail:         dreynolds@wyrick.com; bleger@wyrick.com

6.2    Survival. The representations, warranties, covenants and obligations of the parties contained in this Agreement or in any schedule or other attachments hereto will survive the date of this Agreement and will continue in full force and effect thereafter.

6.3    Specific Performance. The parties hereto acknowledge and agree that any breach of this Agreement may give rise to irreparable harm for which monetary damages may not be an adequate remedy. The parties hereto accordingly agree that, in addition to other rights or remedies, the other parties hereto shall be entitled to seek to enforce the terms of this Agreement by decree of specific performance and to seek preliminary, temporary and permanent injunctive relief against any breach or threatened beach of this Agreement.

6.4    Applicable Law. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of North Carolina, as such laws are applied by North Carolina courts to agreements entered into and to be performed in North Carolina, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Further, each of the parties hereto agree to the sole and exclusive jurisdiction of any state or federal court sitting within Wake County, North Carolina with respect to any action arising under or relating to this Agreement, and the parties hereto each consent to the jurisdiction of said courts and waive any right or defense relating to such jurisdiction or venue.

6.5    Headings. The section and article headings in this Agreement are for convenience only and will not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

6.6    No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they will not be construed as conferring any rights on any other persons.

6.7    Waiver. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power granted hereunder at any particular time be deemed a waiver or relinquishment of such rights or power at any other time or times.

6.8    Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the parties hereto and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Seller, Buyer and Parent.

6.9    Independent Counsel; Mutual Drafting. Each party hereto consulted, or had the opportunity to consult, legal counsel or other advisors of its own choosing with respect to this Agreement and fully understands the meaning and intent of this Agreement, including, but not limited to, the final and binding effect of this Agreement and the acknowledgments, releases, warranties and indemnification obligations contained herein. Each party hereto shall be deemed to have consulted and assisted with the drafting of this Agreement such that any ambiguity herein shall not be construed in favor of one party over the other party.

6.10    Counterparts. This Agreement may be executed in two or more counterparts, and may be delivered via electronic transmission, and each such counterpart, including any counterpart executed and delivered via electronic transmission, shall be deemed an original hereof, and together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS THEREOF, the parties have executed this Asset Purchase Agreement as of the day and year first above written.

PARENT:                  WINDTREE THERAPEUTICS, INC.

By:

Name: Jed Latkin

Title: CEO

SELLER:                  SEISMIC PHARMACEUTICALS INC.

By:

Name: Gad Cotter

Title:

BUYER:                  SEISMIC PHARMACEUTICALS OPERATIONS, LLC

By:

Name: Gad Cotter

Title:

SCHEDULE A

PURCHASED ASSETS

1.

Seller’s rights in and to all Transferred Intellectual Property (as such term is defined in the Prior APA), including the Program Patents (as defined in the Prior APA) set forth on Schedule 1.1(b) of the Prior APA

2.	Seller’s rights in and to any and all Products (as such term is defined in the Prior APA)

3.	The IP Files (as such term is defined in the Prior APA)

4.	All Inventory (as such term is defined in the Prior APA) set forth on Schedule 2.1(e) of the Prior APA

5.	The following contracts (the “Assumed Contracts”):

●	License, Development and Commercialization Agreement, dated January 7, 2024, by and between Windtree Therapeutics, Inc. and Lee’s Pharmaceutical (HK) Ltd.

6.

All causes of action, lawsuits, judgement, claims, counterclaims and demands of any nature available to or being pursued by Seller or any of its affiliates to the extent primarily related to the Assumed Contracts, any Product (as such term in defined in the Prior APA) or the Program (as such term is defined in the Prior APA), or any of the assets listed in #1 through #5 of this Schedule A, or the Assumed Liabilities or the ownership, use, function or value of any Product (as such term is defined in the Prior APA) or the Program (as such term is defined in the Prior APA) or any of the assets listed in #1 through #5 of this Schedule A, whether arising by way of counterclaim or otherwise, whether choate or inchoate, known or unknown, contingent or noncontingent, expect to the extent included in the Excluded Assets

7.

All guarantees, warranties, indemnities and similar rights in favor of Seller or any of its affiliates to the extent related to any of the Products (as such term is defined in the Prior APA) or Program (as such term is defined in the Prior APA) or any of the assets listed in #1 through #5 of this Schedule A

8.

All goodwill associated with the Program (as such term is defined in the Prior APA) or the Purchased Assets, including, for the avoidance of doubt, all of Seller’s and Parent’s right in and to the name “Seismic”

9.

All permits, approvals, consents, regulatory clearances and authorizations of foreign, federal, state and local governments or regulatory authorities and other similar rights related to the Purchased Assets.

SCHEDULE B

EXCLUDED ASSETS

1.	Each of those contracts listed on Schedule 2.1(d) of the Prior APA, except for the Assumed Contracts specifically listed in #5 on Schedule A hereto.

SCHEDULE C

VENDOR PAYABLES ASSUMED LIABILITIES

Cardiovascular development payables of Seller transferred to, and assumed by, Buyer

Vendor Name	Description
APC ER Life Sciences	Pharmacovigilence
Aurevia Poland Sp. z.o.o (formerly Clinical Consulting)	eTMF (2201) & Legal Rep
Clinigen Clinical Supplies Management GmbH	Supply Logistics
Momentum Research, Inc.	Study Management
PAREXEL International	Regulatory Filing